
<ARTICLE> 5
<LEGEND>
This financial data schedule is included to comply with the requirements of
Item 601 (c) (2) of Regulations S-K and S-B. This schedule contains summary financial information extracted from Form 10-Q for the quarterly period ended
June 30, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                        $ 39,647
<SECURITIES>                                  $  3,866
<RECEIVABLES>                                $ 116,854
<ALLOWANCES>                                $  (20,934)
<INVENTORY>                                          0
<CURRENT-ASSETS>                             $ 155,128<F1>
<PP&E>                                     $ 3,463,425
<DEPRECIATION>                              $ (551,648)
<TOTAL-ASSETS>                             $ 3,563,428
<CURRENT-LIABILITIES>                        $ 394,665<F2>
<BONDS>                                    $ 2,545,102
<COMMON>                                         $ 674
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                       $ 41
<OTHER-SE>                                    $502,960
<TOTAL-LIABILITY-AND-EQUITY>               $ 3,563,428
<SALES>                                      $ 335,243
<TOTAL-REVENUES>                             $ 335,243
<CGS>                                                0
<TOTAL-COSTS>                                $ 217,628
<OTHER-EXPENSES>                               $     0
<LOSS-PROVISION>                               $ 1,790
<INTEREST-EXPENSE>                           $  90,659
<INCOME-PRETAX>                              $  63,995
<INCOME-TAX>                                   $   199
<INCOME-CONTINUING>                           $ 61,127
<DISCONTINUED>                                   2,169
<EXTRAORDINARY>                              $   6,575
<CHANGES>                                    $  (4,629)
<NET-INCOME>                                 $  65,742
<EPS-PRIMARY>                                   $ (.89)
<EPS-DILUTED>                                   $ (.87)

<F1>Current assets include cash, unrestricted marketable securities, current portion of accounts and notes receivable and prepaid expenses and deposits.
<F2>Current liabilities include the current portion of long-term debt and accounts payable, accrued expenses and other liabilities.

